Preliminary draft - subject to further review

CONFIDENTIAL

Presentation to the Special Committee

October 2021

THE IHC GROUP
Independence Holding Company

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Table of Contents

1 Overview

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Overview | IHC Trading History

SHARE PRICE PERFORMANCE | LAST 12 MONTHS

	Insurance Peers [(1)]	IHC
Last 1 Month	6.1%	1.6%
Last 3 Months	6.1%	4.7%
Last 6 Months	2.4%	10.9%


75.0%
50.0%
25.0%
-%
(25.0%)
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Insurance 55.6%
IHC 26.9%
May 17, 2021
IHC announces sale of Pet Division + Independence American Insurance Company
July 14, 2021
IHC announces sale of Madison National Life to Horace Mann Educators
April 14, 2021
IHC announces sale of Standard Security Life Insurance Company of New York
Aug. 30, 2021
IHC discloses take-private offer from Geneve Holdings for $50 per share

PRICE / BOOK VALUE EX. AOCI | LAST 12 MONTHS

P / BV ex. AOCI	Insurance Peers [(1)]	IHC
1 Year Ago	0.75x	1.25x
Current	1.08x	1.32x
Δ	0.33x	0.07x


1.8x
1.5x
1.3x
1.0x
0.8x
0.5x
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
IHC 1.3x
Insurance 1.1x

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Source: Cap IQ as of 10/15/2021, press releases
Note: (1) Insurance Peers includes MET, PRU, AFL, PFG, EQH, LNC,VOYA, UNM, CNO

Overview | IHC Legal Structure


Corp
LLC
Holding Company
Agency Units
Pending Sale
Geneve Holdings, Inc.
Public Shareholders
62.5%(1)
37.5%
Independence Holding Company (NYSE: IHC)
Independence Capital Corp
Madison Standard Corp
1
3
Madison National Life Insurance Co. Inc
Standard Security Life Ins. Co of New York
IHC Health Holdings Corp
Madison Investors Corporation
The Abacus Group, LLC
100%
AMIC Holdings Inc
80%
(2)
Included 85% stake in PetPartners Inc
2
Independence American Holdings Corp
Global Accident Facilities LLC
IHC SB Holdings, LLC
IHC Domain Holdings, LLC
IHC Specialty Benefits, Inc
INSX Cloud, Inc
Independence Brokerage Group, Inc
Independence American Insurance Company
Torchlight Technologies Group LLC
Healthinsurance.org LLC
81.42%
Smart Oliver LLC

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Note:
(1) Mrs. Barbara Netter beneficially owns more than 50.04% of the voting stock of Geneve Holdings, Inc. ("GHI"), while other Netter family members beneficially own the balance
(2) Sale of 85% stake in PetPartners Inc. to Iguana Capital closed on 6/30/2021

Overview | Announced and Pending Sale Transactions

	ANNOUNCEMENT DATE	TRANSACTION *(CODE NAME)*	BUYER	KEY TERMS
1	April 14, 2021	Standard Security Life Insurance Company of New York *(Luna)*	Reliance Standard Life Insurance Company (Tokio Marine Group)	• $180.0M cash plus capital at closing in excess of $57.0M – ($25.1M excess as of 6/30/2021)
2	May 17, 2021	Pet Division + Independence American Insurance Company *(Huskie, Iguana, Gecko)*	Iguana Capital, Inc. / JAB Holdings	• 70% stake for $267.4M in cash (implied aggregate value of $382.0M) – $77.0M for 85% stake in PetPartners, subject to working capital adjustments **(closed on 6/30/2021 for $78.8M)** – $190.4M cash for IAIC (subject to adjustments for targeted statutory capital and surplus) • Put / call option on remaining 15% owned by AKC expected to be exercised for 70% of AKC stake ($6.8M contingent liability to IHC)
3	July 14, 2021	Madison National Life *(Fern)*	Horace Mann Educators Corporation	• $172.5M cash, plus up to $12.5M in earnout – $0.0 if statutory earnings do not exceed $15.25M – Prorated portion if statutory earnings are between $15.25M and $16.5M – $12.5M if statutory earnings equal or exceed $16.5M

Source: Company provided materials and public filings

Overview | Business Portfolio Following Completion of Pending Divestitures


Independence Holding Company (NYSE: IHC)
C
$605(1)
Net Cash
20%(1)
A
Iguana Capital
100%
B
Agency Business

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Note: (1) Pro forma for closing of pending transactions and $8.5M contribution to Fetch acquisition, resulting in 20% pro forma stake in Iguana Capital per management guidance

(A) Observations on Iguana Capital

Iguana Capital | Summary

OVERVIEW

- IHC's pet division was comprised of several agencies (PetPartners, Inc. ("PPI"), www.akcpetinsurance.com, www.petplace.com, www.mypetinsurance.com) and independent distribution channels
  - IHC owned 85% of PPI, with the balance held by the American Kennel Club ("AKC")
  - IHC owned 4.7% of Figo Pet Insurance LLC, 20% of Pet Assistant Holdings LLC and the domain name PetPlace.com and PetPlace trademark registrations (collectively "Pet MGAs")
- Independence American Insurance Company ("IAIC") assumes the insurance risk on the pet insurance
- On May 17, 2021, IHC announced the sale of 70% of its pet division to Iguana Capital for $267.4M in cash
- On September 28, 2021, Iguana Capital entered into an agreement to acquire an MGA partner in which it owned a minority stake in a cash and stock transaction
  - IHC's limited participation in the funding of this transaction will result in its dilution in Iguana Capital to [20]%

FINANCIAL METRICS

Updated on 10/15/2021 to reflect Fetch acquisition


Revenue
Growth:
15.9%
62.8%
45.5%
17.8%
52.9%
2021E-2023E CAGR: 34%
$47
$55
$89
$130
$153
$233
2018A
2019A
2020A
2021E
2022E
2023E


EBITDA
Growth:
7.4%
19.3%
(112.3%)
NM
201.4%
Margin:
6.9%
6.4%
4.7%
(0.4%)
(4.2%)
2.8%
2021E-2023E CAGR: NM%
$3.3
$3.5
$4.2
($0.5)
($6.4)
$6.5
2018A
2019A
2020A
2021E
2022E
2023E

Source: Company provided financials

Iguana Capital | Legal Structure Pro Forma for Fetch Acquisition


Independence Holding Company
JAB/JCF
[20]%
[80]%
Iguana Capital, Inc
Iguana Holdings, Inc
Independence American Holdings Corp
100%
Independence American Insurance Company
Iguana PP Holdings, Inc
AKC
Fetch Sellers
88%
2%
9.9%
PetPartners, Inc
100%
FETCH

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Note: Assumes IHC contributes [$15.3M] to fund Project Fetch, AKC's stake is reduced to 4.5% and IAHC's entire 4.72% fully diluted stake in Fetch is contributed to Iguana Capital at close in exchange for PetPartners stock

Iguana Capital | Valuation Overview

	METHODOLOGY	Iguana Metric	IMPLIED VALUATION 100%	30%	20%
1 Negotiated Market Values / Precedents	Iguana Transactions:				
	- Carrying value based on sale to JAB[1]		$626M	$188M	$125M
	- Value used in Fetch valuation[2]		$731M	$219M	$146M
	- Implied value in JAB offer to fund[3]		$636M	$191M	$127M
	Aflac Stake in Trupanion:				
	- 5.0x LTM Rev / $109[4]		$542M	$163M	$108M
	- 3.9x NTM Rev / $141[4]		$557M	$167M	$111M
2 Publicly Traded Company Analysis	Pet insurance (TRUP)				
	- EV / '22 Revenue: 4.1x	$153M	$622M	$187M	$124M
	- EV / '23 Revenue: 3.3x	$233M	$773M	$232M	$155M
		Selected Range	**$542M - $773M**	**$163M – $232M**	**$108M - $155M**
		Median	$626M	$188M	$125M

Source: Company provided materials, Cap IQ as of 10/15/2021

Note:
(1) $272M for IAIC and Pet MGAs, $123.6M for PPI ex. AKC retained 4.5% stake, plus 80% value of Fetch (including contribution of growth capital)
(2) $272M for IAIC and Pet MGAs, $237.3M for PPI and AKC retained stake, plus 80% value of Fetch
(3) Based on 18.7% ownership assuming no additional investment; 20% ownership assuming $8.5M investment; 30% ownership assuming $72.1M investment
(4) $200.0 million cash investment by Aflac Incorporated in exchange for 3,636,364 newly issued shares of Trupanion's common stock at $55.00 per share (market price of $73.20 at 10/26 close); implied multiples of 3.9x NTM and 5.0x LTM revenues, respectively
(5) Iguana metrics for LTM and NTM revenues represent averages of 2020/2021E and 2021E/2022E revenues, respectively

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Preliminary draft - subject to further review

Iguana Capital | Financial Benchmarking vs. Trupanion

($ in millions)

Iguana Capital



Revenue
Growth:
15.9%
62.8%
45.5%
17.8%
52.9%
2021E-2023E CAGR: 34%
$47
$55
$89
$130
$153
$233
2018A 2019A 2020A 2021E 2022E 2023E
EBITDA
Growth:
7.4%
19.3%
(112.3%)
NM
201.4%
Margin:
6.9%
6.4%
4.7%
(0.4%)
(4.2%)
2.8%
2021E-2023E CAGR: NM%
$3.3
$3.5
$4.2
($0.5)
($6.4)
$6.5
2018A 2019A 2020A 2021E 2022E 2023E
Operating Income
$2.2
$2.6
$3.3
($1.4)
($7.2)
$5.9
2018A 2019A 2020A 2021E 2022E 2023E

trupanion
Medical insurance for your pet.



Growth:
26.3%
30.8%
37.5%
26.3%
22.9%
2021E-2023E CAGR: 25%
$304
$384
$502
$690
$871
$1,071
2018A 2019A 2020A 2021E 2022E 2023E
Growth:
23.3%
8.5%
(55.7%)
239.3%
40.8%
Margin:
2.8%
2.8%
2.3%
0.7%
2.0%
2.3%
2021-2023 CAGR: 119%
$8.6
$10.6
$11.5
$5.1
$17.3
$24.4
2018A 2019A 2020A 2021E 2022E 2023E
2018A 2019A 2020A 2021E 2022E 2023E
($1.0)
($1.9)
($4.9)
($35.9)
($22.2)
($22.2)

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Source: Company provided financials, Cap IQ TRUP median estimates as of 10/15/2021

Preliminary draft - subject to further review

Iguana Capital | Selected Public Company Trading Statistics

	Market Cap ($M)	Enterprise Value ($M)	LTM Change	EV / Revenue 2021E	EV / Revenue 2022E	EV / Revenue 2023E	'21E - '22E Growth Revenue
Pet Insurance							
Trupanion	$3,667	$3,550	(2.0%)	5.1x	4.1x	3.3x	26.3%

Trading Performance



12.0x
10.0x
8.0x
6.0x
5.0x
4.0x 3.9x
2.0x
0.0x
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
October 26, 2020
Aflac Inc. invested $200M in cash in exchange for 3,636,364 newly issued shares of Trupanion's common stock at $55.00 per share (market price of $73.20 at 10/26 close); implied multiples of 3.9x NTM and 5.0x LTM revenues, respectively
EV / LTM Revenue 6.0x
EV / NTM Revenue 4.6x

	LTM	NTM
Last 1 Month	5.4x	4.2x
Last 3 Months	5.9x	4.6x
Last 6 Months	6.1x	4.7x
Last 12 Months	6.8x	5.1x

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Source: Cap IQ as of 10/15/2021, company filings

B Observations on Agency Business

Preliminary draft - subject to further review

Agency Business | Summary

IHC Specialty Benefits A Member of The IHC Group | INSX Cloud | Independence Brokerage Group | TORCHLIGHT TECHNOLOGY GROUP | health insurance .org

OVERVIEW

- The Agency business is comprised of traditional distribution through independent agents and national accounts and tech-enabled distribution through call centers, career advisors and lead generation domains
  - IHC Specialty Benefits focuses on individual, consumer and small employer products through two brands: HealtheDeals.com and IHC Specialty Benefits Advisors
  - INSX web broker for ACA plans and ancillary health policies developing an Enhanced Direct Enrollment capability
  - Independence Brokerage Group provides product and business development, valuation services and business block evaluation for IHC's fully insured health segment
  - Torchlight, acquired by IHC in 2020 delivers high-quality leads to insurance and specialty finance clients
  - Healthinsurance.org provides information on affordable health and medical coverage for ~2 million consumers annually
- The Agency business had been intrinsically tied to IHC's insurance carriers
- Management is developing a plan to grow its third-party business and resize operations to achieve profitability on a standalone basis, which is reflected in the financial projections
- The Agency business will require IHC to fund its cash needs until it is able to achieve profitability

FINANCIAL METRICS



Growth:
71.4%
82.6%
11.6%
8.4%
8.6%
2021E-2025E CAGR: 24%
Revenues(1)
$15
$25
$46
$51
$55
$60
2020A
2021E
2022E
2023E
2024E
2025E
Margin:
(162.9%)
(107.1%)
(16.9%)
(4.6%)
(0.1%)
3.6%
EBITDA(1)
($23.2)
($26.3)
($6.5)
($2.0)
($0.1)
$1.9
2020A
2021E
2022E
2023E
2024E
2025E

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Source: Company provided materials and management projections
Note: (1) Revenues represents Specialty Benefits, INSX, HIO, Torchlight revenues, less inter-segment eliminations, plus corporate investment and other income; EBITDA represents segment EBITDA plus corporate and AMIC expenses

Agency Business | Valuation Overview

		METHODOLOGY[1]		IMPLIED VALUATION
1	Publicly Traded Company Analysis	Tech-enabled life & health distribution median	*IHC Agency Metric*	
		- EV / '22 Revenue: 1.6x	$46M	$72M
		- EV / '23 Revenue: 1.2x	$51M	$64M
		Lead generation / online marketplace median		
		- EV / '22 Revenue: 1.2x	$46M	$56M
		- EV / '23 Revenue: 1.1x	$51M	$57M
2	Precedent Transaction Analysis	Lead gen / online distribution transaction median		
		- EV / LTM[2] Revenue: 1.8x	$20M	$36M
		- EV / NTM[2] Revenue: 2.0x	$35M	$70M

Selected Enterprise Value Range	**$36M - $72M**
Pre-funded Negative Cash Flow[3]	($20M)
Selected Equity Value Range	**$16M - $52M**
Median	$40M

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Source: Company provided financials and management projections, Cap IQ as of 10/15/2021
Note: (1) Discounted cash flow valuation methodology was ultimately not considered given lack of meaningful cash flows in projection period
(2) IHC Agency metrics for LTM and NTM revenues represent averages of 2020A/2021E and 2021E/2022E revenues, respectively
(3) Represents estimated cash needs required by the Agency business as a going concern until it is projected to generate positive cash flow

Agency Business | Selected Public Company Trading Statistics

	Market Cap ($M)	Enterprise Value ($M)	LTM Change	EV / Revenue 2021E	EV / Revenue 2022E	EV / Revenue 2023E	'21E - '22E Growth Revenue
Tech-Enabled D2C Life & Health Distribution							
SelectQuote	$2,196	$2,412	(30.6%)	2.1x	1.6x	1.2x	36.3%
GoHealth	1,691	2,892	(57.0)	2.3	1.8	1.5	27.4
eHealth	1,191	1,006	(44.6)	1.5	1.2	1.1	20.7
Peer Median			**(44.6%)**	**2.1x**	**1.6x**	**1.2x**	**27.4%**
Lead Generation / Online Marketplace Distribution							
MediaAlpha	$1,162	$1,272	1.7% (1)	1.8x	1.4x	1.2x	29.7%
QuinStreet	916	820	4.6	1.4	1.2	1.1	14.4
EverQuote	503	449	(54.5)	1.0	0.9	0.7	18.7
Peer Median			**1.7%**	**1.4x**	**1.2x**	**1.1x**	**18.7%**

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Source: Cap IQ as of 10/15/2021, company filings
Note: (1) LTM Change represents price change since IPO for MediaAlpha

Agency Business | Selected Precedent Valuation Benchmarks

Announced	Acquiror	Target	Enterprise Value ($M)	EV as a Multiple of: LTM Revenue	NTM Revenue
4/19/2021	Primerica	e-TeleQuote Insurance	$600.0	3.8x	NA
7/13/2020	Madison Dearborn Partners	Benefytt Technologies	649.7	1.8x	2.0x
12/29/2020	ZPG Comparison Services	Penguin Portals	685.3 (1)	2.7x (2)	2.5x (3)
3/31/2019	Willis Towers Watson	TRANZACT	1,400.0 (4)	5.4x	4.0x
2/4/2019	Insignia	MediaAlpha (Minority Stake)	350.0	1.2x	NA
10/4/2018	LendingTree	QuoteWizard	370.2 (5)	2.4x (6)	NA
1/31/2018	QuinStreet	Katch (Certain Assets)	14.0	1.2x (6)	0.9x (6)
3/7/2016	Sykes Enterprises	Clear Link Technologies	207.0	1.7x	NA
11/5/2015	All Web Leads	insuranceQuotes.com	165.0	0.9x	0.9x
Median				**1.8x**	**2.0x**

Source: Company filings, Wall Street research, FactSet, Cap IQ
Notes: Enterprise value based on total disclosed consideration
(1) Converted to USD at GBP / USD exchange rate as of announcement
(2) Based on 2020E estimates
(3) Based on 2021E estimates
(4) Includes $200M earnout
(5) Includes $70.2M of contingent payouts
(6) Annualized based on disclosed metrics

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(c) Net Cash Balance

Preliminary draft - subject to further review

Net Cash Balance | Pro Forma for Contribution to Project Fetch

($ in millions)


$101.1
$6.2
($6.9)
$63.7
$164.1
$166.8
$139.3
$143.2
($8.5)
($72.1)[7]
$604.8[6]
$541.3[7]
6/30/2021 Cash Balance[1]
Q3 Adjustments
Other[2]
Liquid Assets[3]
9/30/2021 Expected Cash Balance
SSL Sale
IAIC/Pets Sale
MNL Sale
Sale Proceeds
Contribution to Fetch
Pro-Forma Cash Balance

Q3 Earnings from Continuing Operations	$19.9
Option / SAR Activity	($0.5)
Semi-Annual Dividend	($3.2)
PPI Accrued Transaction Fees	($6.1)
Current Tax from PPI Sale	($3.9)

	SSL Sale	IAIC/Pets Sale	MNL Sale
Proceeds	$180.0	$193.9	$172.5
Deductions	(10.8)	(20.1)[4]	(5.8)
Taxes	(27.5)	(34.6)	(19.1)
Net Proceeds	**$141.7**	**$139.3**	**$147.5**
Cash Out	-	-	(4.4)
Dividend / Other	25.1	-	-[5]
Total Cash	**$166.8**	**$139.3**	**$143.2**

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Source: Company provided financials, company filings

Note: (1) Includes funds in escrow (net of working capital adjustment) for 6/30/2021 sale of PPI; (2) Torchlight incentive, severance, Geneve transaction legal fees; (3) Resale agreements and fixed maturities; (4) Includes $6.8M payment to AKC; (5) Assumes minimum threshold for $12.5M earnout not achieved; (6) Assumes pro forma 20% stake in Iguana Capital; (7) Assumes pro forma 30% stake in Iguana Capital

2 Financial Considerations

Financial Considerations | Illustrative Financial Summary

($ in millions, except per share data)

	IHC INDICATIVE VALUATION	
	20% IGUANA CAPITAL STAKE	30% IGUANA CAPITAL STAKE
Net Cash	$605	$541
Value of Stake in Iguana Capital	$108 - $155	$163 - $232
Value of Agency Business	$16 - $52	$16 - $52
Total Value	$729 - $811	$720 - $825
Total Value $ / share[(1)]	$49.69 - $55.28	$49.06 - $56.21

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Note: (1) Assumes Q3 2021 share count of 14,674,278

Preliminary draft - subject to further review

Financial Considerations | Analysis at Various Prices

	Current Metric	Market	Geneve Offer				
Current Share Price	$49.16	$49.16	$50.00	$52.00	$54.00	$56.00	$58.00
Premia to:							
30-day VWAP	$49.32	(0.3%)	1.4%	5.4%	9.5%	13.5%	17.6%
90-day VWAP	47.31	3.9%	5.7%	9.9%	14.1%	18.4%	22.6%
52-week Low (10/28/20)	36.64	34.2%	36.5%	41.9%	47.4%	52.8%	58.3%
52-week High (8/30/21)	50.96	(3.5%)	(1.9%)	2.0%	6.0%	9.9%	13.8%
Unaffected Share Price [1]	42.01	17.0%	19.0%	23.8%	28.5%	33.3%	38.1%
Implied Multiples:							
6/30/21 BVPS ex AOCI	$37.23	1.32x	1.34x	1.40x	1.45x	1.50x	1.56x
PF 9/30/21E BVPS ex AOCI [2]	49.23	1.00x	1.02x	1.06x	1.10x	1.14x	1.18x

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Source: Company filings, company provided financials, Cap IQ as of 10/15/2021
Note: (1) As of August 27, the last day prior to announcement of proposal
(2) Per management projections on a standalone basis

3 Review of Potential Alternatives

Review of Potential Alternatives

($ in millions, except per share data)

		DESCRIPTION	CONSIDERATIONS
1	**Reinvestment of Sale Proceeds into Agency Business**	Deploy cash received upon completion of pending transactions for growth of Agency business through capex and M&A	• High degree of execution risk associated with (a) turning around the Agency business and repositioning it to cater to unaffiliated insurance carriers and (b) right-sizing remaining corporate functions • Delays monetization event for remaining businesses
2	**Alternative Sale**	Explore sale of IHC to unaffiliated third parties	• Geneve controls a majority of IHC stock and has publicly stated it does not intend to sell its stake to a third party • Remaining businesses (minority stake in Iguana Capital and Agency business) represent a unique mix making it a challenging asset to monetize • Transfer restrictions in place for Iguana Capital shares prior to an IPO, with preemptive rights for existing shareholders (IHC and JAB)
3	**Repurchase Program**	Deploy cash received upon completion of pending transactions to repurchase IHC shares	• Limited number of shares available (maximum 5.5M i.e., $270.4M[1]) given Geneve has stated it does not intend to sell • Would result in reduced float and higher Geneve ownership level • Does not monetize value of remaining businesses
4	**Special Dividend**	Deploy cash received upon completion of pending transactions to pay a special dividend	• Does not monetize value of remaining businesses

	% of Net Cash Available for Distribution				
	10%	20%	30%	40%	50%
Dividend Amount [2]	$60	$121	$181	$242	$302
Ex-Dividend Share Price [3]	$37.89	$33.77	$29.64	$25.52	$21.40

Source: Company provided materials, Cap IQ as of 10/15/2021
Note: (1) Based on $49.16 share price as of 10/15/21 close
(2) Based on $605M cash balance, assuming 20% ownership of Iguana Capital
(3) Based on $42.01 unaffected share price as of 8/27/2021 close and Q3 2021 share count of 14,674,278

Legal Disclosures